                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 OCTOBER 4, 1996
                Date of Report (Date of Earliest Event Reported)


                              OXFORD CAPITAL CORP.
                              --------------------
             (Exact name of Registrant as specified in its Charter)


                                     NEVADA
                                     ------
                  State or other jurisdiction of Incorporation



     2-98747-D                                              87-0421454
----------------------                                  ----------------------
Commission File Number                                      (IRS Employer
                                                            Identification
                                                            Number)



4615 SOUTHWEST FREEWAY
SUITE 420
HOUSTON, TEXAS 77027                                              77027
-------------------------------                             ----------------
(Address of principal executive                                 (Zip Code)
        Offices)


               Registrant's telephone number, including area code

                                 (713) 622-2527
                              ---------------------





                    ----------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 1         CHANGES IN CONTROL OF REGISTRANT

     As a result of the execution and completion of the Share Exchange Agreement (the "Agreement") attached hereto as an exhibit, a change of control of the registrant, Oxford Capital Corp., (the "Company") has occurred. Prior to the completion of the Agreement the Company had 5,155,392 shares of common stock, par value $0.001, issued and outstanding. As per the terms of the Agreement, the current shareholders of Rx Staffing, Inc., ("Rx") and Safety and Fatigue Consultants International, Inc., ("SFCI") exchanged 100% of their shares of Rx and SFCI common stock for a total of 27,401,606 shares of authorized but previously unissued common stock, par value $0.001, of the Company. Thus the prior shareholders of Rx and SFCI, Jerry Stovall and Rick Tarell, now own 23,293,005 shares and 4,108,601 shares, respectively, or approximately 71.5% and 12.6%, respectively (an aggregate of 84%), of the outstanding shares of the Company.

ITEM 2         ACQUISITION OR DISPOSITION OF ASSETS

     On June 21, 1996, the Company entered into a Share Exchange Agreement with the shareholders of Rx and SFCI located in Dallas, Texas. This agreement was modified on August 20, 1996, and was subsequently closed on October 4, 1996. Under the terms of the Agreement(s) the Company acquired 100% of the issued and outstanding shares of Rx for 4,108,601 shares of authorized but previously unissued common stock, par value $0.001, of the Company and 232,930 warrants with an exercise price of $2.00 and 232,930 warrants with an exercise price of $3.00. The warrants are exercisable for a period of two years from the date of the closing. The Company also acquired 100% of the issued and outstanding shares of SFCI common stock in exchange for 23,293,005 shares of authorized but previously unissued common stock, par value $0.001, of the Company, and 931,720 warrants with an exercise price of $2.00 and 931,720 warrants with an exercise price of $3.00. The warrants are exercisable for a period of two years from the date of the closing. These shareholders now represent a controlling interest in the Company.

     Rx Staffing, Inc. ("Rx") was chartered in December 1995 and acquired a major portion of its business by contract with Creative Employment Concepts, Inc. ("CECI"). The purchase was concluded by the issuance of a non-recourse note from Rx to CECI for $1,068,000. Rx is a leading professional employer organization ("PEO"), which provides small and medium-sized businesses with an outsourcing solution to the complexities and costs related to employment and human resources. The Company's continuum of integrated employment-related services consists of human resource administration, employment regulatory compliance management, workers' compensation coverage, health care and other employee benefits. The Company establishes a co-employer relationship with its clients and contractually assumes substantial employer responsibilities with respect to workaday employees. The Company believes its services assist business owners in: (i) managing escalating costs associated with workers' compensation, health insurance coverage, workplace safety programs, and employee-related litigation, (ii) providing employers, and (iii) reducing the time and effort required by business owners and executives to deal with the increasingly complex legal and regulatory environment affecting employment. As of June 30, 1996, the Company provided professional employer services to approximately 59 client organizations with nearly 1,300 employees, primarily in Texas.

     According to U.S. Small Business Administration, there were approximately
5.1 million businesses in the United States with fewer than 500 employees in 1992. Collectively, these businesses employed an estimated 49 million employees and represented approximately $1.1 trillion in aggregate annual payroll, implying a potential market size for PEO services of $1.3 trillion (assuming an average mark-up of approximately 20%). The PEO industry began to evolve in the early 1980's largely in response to the burdens placed on small to medium-sized employers by an increasingly complex legal and regulatory environment. While various service providers, such as payroll processing firms, benefits and safety consultants, and temporary services firms are available to assist businesses with specific tasks, these organizations do not typically provide a comprehensive range of services relating to the employer/employee relationship. PEO'S address this market void.

     The PEO industry has experienced significant growth in recent years. Industry sources estimate that gross revenues in the PEO industry grew from $5.0 billion in 1991 to $13.8 billion in 1995, representing a compounded annual growth rate of approximately 29%. The Company believes that the increasing willingness of businesses to out source non-core activities and functions, the low market penetration of the PEO industry , and the growth in the number of small businesses in the United States has contributed to the growing demand for PEO services. The PEO industry is highly fragmented, with approximately 1,100 PEO'S in operation in 1995. The Company believes that increasing industry regulatory complexity and the increasing capital requirements associated with developing larger service delivery infrastructures and management information systems should lead to significant consolidation opportunities in the PEO industry.

     The Company intends to further strengthen its position as an industry leader by: (i) providing employers with comprehensive outsourcing solutions to their human resource needs, (ii) targeting medium-sized businesses with 20 to 500 employees, (iii) aggressively manage health care and workers' compensation costs through the development of vertically integrated managed care systems,
(iv) developing proprietary information systems to provide a competitive advantage in managing costs and delivering a full range of high quality services, (v) increasing penetration of existing markets by hiring additional sales personnel and increasing sales productivity, and (vi) acquiring established, quality PEO'S in selected markets.

      SFCI which is a development stage company that has developed a comprehensive training and consulting program for the transportation industry with current emphasis being placed in the areas of safety, operations and fatigue training for both management and over the road staff within trucking industry. SFCI emphasizes fatigue training and sleep disorder testing for client companies and their staff and has the support of major associations and insurance companies involved within the trucking industry. The staff of SFCI includes Gary Thibodeux (recent recipient of the 1996 National Safety Professional of the Year Award from the National Private Truck Council) and Albert Wauquier, PhD., a prominent researcher and academia, a Diplomat of the American Board of Sleep Medicine and author of 12 books and some 230 published research articles in Sleep and Neurophysiological research.

     The incorporation of SFCI was a result of extensive discussions related to the comprehensive nature of Mr. Thibodeux's fatigue and safety training, lifestyle awareness experience, sleep diagnostic techniques with implementation of all of these factors in the transportation industry and more specifically for the long haul carrier. Driven from a heightened sense of urgency from both federal regulators at the US Department of Transportation and private industry interests represented by entities like the National Private Truck council and the Canadian Safety Council, fatigue training and sleep disorder were combined into SFCI. Using he extensive academic and industry research on this issue and the operational implementation experience of the SFCI development team, SFCI has developed a pragmatic training and wellness program which the industry can use to reduce the risk inherent in the trucking and transportation industry. Response to the preliminary marketing and awareness program provided industry leaders and regulators has been overwhelming and very supportive of our efforts. Endorsements have come from every sen of market availability.

     Currently there is virtually no competition when compared to what the market has available to address these issues. No other entity has such a comprehensive program available and it is not unreasonable to assume that there will not be any product but SFCI's available for at least one year and probably two years if a true apples to apples comparison is made. This is due in large part to practical logistical issues surrounding the human resource and operational necessities of potential transportation and industrial clients. The SFCI program was designed with these concerns as paramount so the program can be implemented without undue cost and disruption to ongoing operations. Another major reason for the lack of competition stems from the industry's reluctance to spend R&D funds to find the "critical path" technology which SFCI has already incurred, analyzed, adjusted and enhanced. SFCI's development team experience in the complex implementation of such a program has proven much more difficult and challenging than he expense which goes with that development process.

     SFCI has a four (4) tier marketing segmentation to take this product to the industry. Utilizing existing training companies and organizations with extensive driver training experience through consultation contracts already negotiated and also the consultation and operational audit capabilities of our safety and engineering staff at SFCI, cost effective risk reduction can be achieved. Tier ONE is the base training program itself. It consists of instructor manuals and guide; driver training workbooks, tests and polls; driver handbooks and guides, a teaching video, certification documentation and sleep disorder analysis reports for management. This is meant to be a shelf product for the widest possible distribution and not restricted by the size of the potential client company, thus allowing for maximum market and industry penetration. Tier ONE is, by design, meant to satisfy the o have been clamoring for immediate solutions to this very high profile problem. Tier One will go along way toward satisfaction of the "good faith effort" requirement regulators have decided the transportation industry is lacking. This is not because the entities have not wanted to address the fatigue issue but nothing has been available to them, until now. Not surprisingly interest in the Tier One product has been soaring and verbal commitments from many major trucking companies and industrial applications (particularly the energy and refining industry) has outsold the first printing run before it has been produced. Tier TWO involves the training by our staff or our contracted training associates of both instructors and drivers of interested clients for a fee. Pre scheduled training classes will allow companies, both large and small, to have their staffs trained to teach the course or to send their drivers to one of the training sessions we conduct. Thus we can maximize market penetration even if the company is to small to have human resource or safety departments of their own. Additionally, many of the manuals, workbooks and guides have been set up as exhaustible available for repurchase giving SFCI sales longevity as these clients expand grow.

     Tier THREE is full consultation analysis of a given client company where SFCI goes into a client company (in most cases much larger size) for a daily fee and do a complete audit of their operations and safety program in order to recommend changes and adjustments which would be necessary to achieve risk reduction by taking away many of the inherent and sometimes unknown disincentives to safety that the client company may be unaware exists. Tier FOUR is the level where sleep disorder testing, analysis and treatment is implemented. This is done through mobile testing units which have been designed to allow for a driver or worker to be identified as having a sleeping disorder, test that person in a medically sanctioned setting; treat that pe them back to work in most cases in as little as seventy-two hours. By far the most difficult and challenging aspect of the SFCI program is this tier of service which excites the industry. It is through this segment of the SFCI program that can make the most significant contribution to risk reduction in the industry and also where SFCI is alone relative to any competition which may exist.

     Regulatory issues are currently in process driven by the DOT's need to address the urgency of accidents caused by fatigue training or lack thereof. Very soon such training will be mandatory, if one is to be in compliance with the requirement for a Commercial Drivers License (CDL).The SFCI program will be at the forefront of this new regulation expected to be enacted sometime in 1997.

     SFCI is poised to take advantage of this urgent need and is ready to accept the challenge of being the industry leader in safety and fatigue training.

ITEM 5         OTHER EVENTS

     In connection with the Agreement discussed in the above paragraph, $757,751 of accounts payable at June 30, 1996, of which $685,630 is the amount due to a company owned by the president of the Company, will be converted into 757,751 warrants with an exercise price of $.5312 at the date of closing.

The warrants may be exercised at any time prior to the second anniversary of the issuance. The shares to be issued under these warrants have registration rights which shall be made available to the holders upon the next registration of the Company's common stock.

     In 1994, by means of a Private Placement, the Company sold 3 of its Units for $50,000 per Unit, or an aggregate of $150,000. Each Unit consisted of a $50,000 12% note, due April 1, 1995, 50,000 shares of the common stock, and 25,000 warrants to purchase a like number of shares of common stock at $2.00 per share, exercisable at any time up to two years from the date of issue. The repayment of the notes, including accrued interest, has been extended to December 31, 1995. In consideration for the extension, the note holders received 36,000 shares of the Company's common stock and the warrants were extended to December 31, 1996.

     On August 14, 1996, the Company completed negotiations with the note holders to convert their notes payable, including accrued interest, into 357,453 shares of the Company's common stock, with an effective date of June 30, 1996. The conversion rate is one share of the Company's common stock for each $.5312 of debt ($.5312 is the closing price of the Company's common stock on June 21, 1996). Also, the existing warrants will be canceled and new warrants in the same amount will be issued at a price of $.5312, which may then be exchanged for new common stock shares until June 30, 1998.

ITEM 7         FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements

               Audited Financial Statements of Rx Staffing, Corp.

               Audited Financial Statements of Safety and Fatigue Consultants International, Inc.

          (b)  Pro forma financial information

          (c)  Exhibits

               (1) Stock Exchange Agreement between Oxford Capital Corp., and Rx Staffing Inc.

               (2) Stock Exchange Agreement between Oxford Capital Corp., and Safety and Fatigue Consultants International, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, herein onto duly authorize.

                                             OXFORD CAPITAL CORP.



Date:     October 4, 1996                    By:    /s/   Robert Cheney
                                                  ------------------------------
                                                       President

                                  [Letterhead]


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
and Shareholders of Rx Staffing Corp.

We have audited the accompanying balance sheet of Rx Staffing Corp. as of June 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Rx Staffing Corp. as of June 30, 1996, and the results of its operations and its cash flows for the six months ended June 30, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   /s/ CHESHIER & FULLER, L.L.P.

                                   CHESHIER & FULLER, L.L.P.

Dallas, TX
September 6, 1996

                                RX STAFFING CORP.
                                  BALANCE SHEET
                                  JUNE 30, 1996



                                     ASSETS

CURRENT ASSETS

   Cash                                                             $    2,911
   Accrued payroll receivable                                          348,128
   Accounts receivable - clients                                        64,087
                                                                    ----------
      Total current assets                                             415,126

FURNITURE AND EQUIPMENT, net of
      accumulated depreciation of  $2,100                               18,900

OTHER ASSETS

   Goodwill, net of accumulated
      amortization of  $17,088                                         495,562

   Covenant Not to Compete, net of
      accumulated amortization of $60,000                              540,000
   Accounts receivable - affiliates                                     27,000
                                                                    ----------
TOTAL ASSETS                                                        $1,496,588
                                                                    ----------
                                                                    ----------


    The accompanying notes are an integral part of these financial statments.
                                     Page 2

                                RX STAFFING CORP.
                                  BALANCE SHEET
                                  JUNE 30, 1996


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

   Bank overdraft                                                   $  383,598
   Accrued payroll payable                                             237,375
   Accounts payable and accrued expenses                                39,913
   Accounts payable - John Eckeberger                                  139,064
   Payroll taxes payable                                               169,553
   Current portion of obligation payable                                18,175
                                                                    ----------
      Total current liabilities                                        987,678

LONG TERM OBLIGATION PAYABLE                                           508,520
                                                                    ----------

      TOTAL LIABILITIES                                              1,496,198
                                                                    ----------

Common stock, $1 par value, 100,000 shares
   authorized, 1,000 shares issued and outstanding                       1,000

Additional paid-in capital                                              99,000

Retained earnings (deficit)                                            (99,610)
                                                                    ----------

      TOTAL STOCKHOLDERS' EQUITY                                          390
                                                                    ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $1,496,588
                                                                    ----------
                                                                    ----------


    The accompanying notes are an integral part of these financial statments.
                                     Page 3

                                RX STAFFING CORP.
                                INCOME STATEMENT
                      FOR THE SIX MONTHS ENDED JUNE 30,1996



Sales                                                              $10,214,400

Cost of Sales                                                        9,657,884
                                                                   -----------

   Gross profit                                                        556,516


Operating expenses

   Sales and marketing expenses                                         99,679
   General and administrative expenses                                 524,635
                                                                   -----------

                                                                       624,314
                                                                   -----------

      Income (loss) from operations                                    (67,798)


Other income and expenses

   Interest expense                                                     31,812
                                                                   -----------

      Net income (loss) before income taxes                            (99,610)

Provision for income taxes (benefit)                                       -0-
                                                                   -----------

NET INCOME (LOSS)                                                  $   (99,610)
                                                                   -----------
                                                                   -----------



    The accompanying notes are an integral part of these financial statments.
                                     Page 4

                                RX STAFFING CORP.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996



                                             Additional     Retained
                                 Common       Paid-In       Earnings
                                 Stock        Capital       (Deficit)         Total
                              ----------     ----------     ----------     ----------
Balance, January 1, 1996      $      -0-     $      -0-     $      -0-     $      -0-

Issuance of common stock
 (1,000 shares)                    1,000         99,000            -0-        100,000

Net income (loss)                    -0-            -0-        (99,610)       (99,610)
                              ----------     ----------     ----------     ----------

Balance, June 30, 1996        $    1,000     $   99,000     $  (99,610)    $      390
                              ----------     ----------     ----------     ----------
                              ----------     ----------     ----------     ----------


    The accompanying notes are an integral part of these financial statments.
                                     Page 5

                                RX STAFFING CORP.
                             STATEMENT OF CASH FLOWS
                      FOR THE SIX MONTHS ENDED JUNE 30,1996


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                $  (99,610)
   Adjustments to reconcile net income to net
      cash provided by operating activities:
   Amortization                                                         77,088
   Depreciation                                                          2,100
   Changes in Operating assets and liabilities:
      Increase in accounts receivable and accrued receivables         (439,215)
      Increase in cash overdraft                                       383,598
      Increase in accounts payable and accrued expenses                485,218
                                                                    ----------

      Net cash provided (used) by operating activities                 409,179
                                                                    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of covenant not to compete                                (499,313)
                                                                    ----------

      Net cash provided (used)by investing activities                 (499,313)
                                                                    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                            100,000
   Reduction of obligation payable                                      (6,955)
                                                                    ----------

      Net cash provided (used) by financing activities                  93,045
                                                                    ----------

Net increase (decrease) in cash                                          2,911

Cash at beginning of period                                                -0-
                                                                    ----------

Cash at end of period                                               $    2,911
                                                                    ----------
                                                                    ----------

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during year for interest                                  $   26,545
                                                                    ----------
                                                                    ----------

Cash paid during year for income taxes                              $      -0-
                                                                    ----------
                                                                    ----------


On January 1, 1996, the Company incurred long term debt of $533,650 in acquiring goodwill of $512,650 and furniture and equipment of $21,000.


    The accompanying notes are an integral part of these financial statments.
                                     Page 6

                                RX STAFFING CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996

Note 1 -  SIGNIFICANT ACCOUNTING POLICIES

          ORGANIZATION AND OPERATIONS

          Rx Staffing Corp. (the "Company") was organized during December, 1995, under the laws of the state of Texas. The Company is engaged in providing employee leasing services primarily in the state of Texas.

          Effective January 1, 1996, the Company entered into an agreement with Creative Employment Concepts, Inc. ("CECI") to acquire all the employee leasing contracts and furniture and equipment in the possession of CECI as of that date for payments of $6,700 per month until $1,068,000 is paid (discounted to $533,650 as explained in Note
          3). Effective January 1, 1996, the Company also entered into an agreement with John T. Eckeberger, a stockholder of CECI, whereby, for $600,000, Mr. Eckeberger agreed not to compete with the Company for a period of five years. The final major costs of the January 1, 1996, acquisition were as follows:

          Furniture and Equipment                                $     21,000
          Goodwill                                                    512,650
          Covenant Not To Compete                                     600,000
                                                                 ------------

          Total Cost                                             $  1,133,650
                                                                 ------------
                                                                 ------------

          The above costs were financed as follows:

          Paid to Mr. Eckeberger out of cash flow
          through June 30, 1996.                                 $    499,313

          Payable to Mr. Eckeberger  out of cash flow
          after June 30, 1996.                                        100,687

          Assumption of long-term debt payable to CECI.               533,650
                                                                 ------------

          Total Cost                                             $  1,133,650
                                                                 ------------
                                                                 ------------

                                RX STAFFING CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996

Note 1 -  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          FURNITURE AND EQUIPMENT

          Furniture and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the related cost and any accumulated depreciation are removed from the accounts and any gain or loss is included in income. Significant additions and betterments are capitalized.

          Depreciation is computed using the straight line method over the estimated useful lives of the assets of five years.

          GOODWILL

          The cost of goodwill is being expensed using the straight-line method over fifteen years.

          COVENANT NOT TO COMPETE

          The cost of the covenant not to compete is being expensed using the straight-line method over five years.

          REVENUE RECOGNITION

          The company reflects revenue and the related payroll costs as the payroll accrues. Management estimated the allowance for bad debts as of June 30, 1996, to be negligible.

          INCOME TAXES

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between accrued liabilities for financial and income tax reporting. Deferred taxes represent future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled.

                                RX STAFFING CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996

Note 1 -  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          ACCOUNTING ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -  CONCENTRATION OF CREDIT RISK

          The Company maintains cash balances in excess of the $100,000 amount guaranteed by the Federal Depository Insurance Corporation.

Note 3 -  LONG TERM DEBT

          Long term debt as of June 30, 1996, consist of a non-interest bearing obligation payable to CECI as consideration for the acquisition explained in Note 1. The note is payable $6,700 monthly until $1,068,000 is paid. The non-interest obligation was discounted at 12% per annum and reflected in the initial amount of $533,650.

          The following are maturities of the note at June 30, 1996, using the 12% per annum discount.

          Year Ending June 30,
          --------------------
               1997                     $   18,175
               1998                         20,480
               1999                         23,077
               2000                         26,004
               2001                         29,302
               Thereafter                  409,657
                                        ----------

                                        $  526,695
                                        ----------
                                        ----------

                                RX STAFFING CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996


Note 4 -  INCOME TAXES

          During the six months ended June 30, 1996, the Company incurred a net operating loss which can be carried forward to offset future taxable income. This loss carry forward expires in fifteen years. The major book and tax difference was as follows:

          Net loss per financial statement                       $  (99,610)

          Differences in amortization of
          covenant not to compete                                    40,000
                                                                 ----------

          Net taxable loss available to offset
          future taxable income                                  $  (59,610)
                                                                 ----------
                                                                 ----------

          The deferred tax benefit associated with the $99,610 net operating loss is comprised of the following:

          Deferred tax asset                                     $   39,844
          Deferred tax valuation allowance                          (39,844)
                                                                 ----------

          Net deferred tax asset                                 $      -0-
                                                                 ----------
                                                                 ----------

          Income tax benefit computed on net loss
          carryforward at estimated statutory rates               $  23,844

          Income taxes computed on income tax deferral
          of amortization of covenant not to compete at
          estimated statutory rates                                  16,000
                                                                 ----------

          Income tax benefit of net loss at estimated
          statutory rates                                            39,844

          Increase in tax valuation allowance                       (39,844)
                                                                 ----------

          Provision for income taxes (benefit)                   $      -0-
                                                                 ----------
                                                                 ----------

                                RX STAFFING CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996


Note 5 -  CONTINGENCIES

          CECI sold substantively all of its assets to the Company in the transaction explained in Note 1. John T. Eckeberger also entered into a covenant not to compete agreement with the Company as explained in
          Note 1.   At the time these agreements were executed, CECI and Mr.
          Eckeberger had significant tax liabilities.   There is a risk that
          this transfer could be challenged by the Internal Revenue Service. Management of the Company believes that the consideration given represents fair value for the assets and other consideration received. The Company's sole shareholder has agreed to escrow the shares of Oxford stock received in the pending merger explained in Note 7 for a period of three years from the closing of the merger. In the event the transactions explained in Note 7 is voided then the shares shall revert back to Oxford. No provision has been made in the financial statements for this contingency.

Note 6 -  THREATENED AND PENDING LITIGATION

          In the normal course of business, there are various outstanding contingent liabilities associated with employee claims. Management has reviewed pending and threatened litigation with legal counsel and believes that those actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the company's financial position.

Note 7 -  PENDING MERGER

          Effective June 21, 1996, and amended August 20, 1996, the Company entered into an exchange agreement with Oxford Capital Corp. ("Oxford"). Under that agreement, Oxford is to issue 4,108,601 new shares and 465,840 warrants of Oxford to the sole stockholder of the Company in exchange for 100% of the issued and outstanding shares of the Company.

          Effective June 21, 1996, and amended August 20, 1996, Safety and Fatigue Consultants International ("SFCI"), an affiliate, entered into a parallel exchange agreement with Oxford. Under that agreement, Oxford is to issue 23,293,005 new shares and 1,863,440 warrants of Oxford to the sole stockholder of the Company in exchange for 100% of the issued and outstanding shares of SFCI.

          As of September 6, 1996, the merger transactions have been completed subject to the release of the audited financial statements of the Company and SFCI.

                                RX STAFFING CORP.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996

Note 7 -  PENDING MERGER, CONTINUED

          As of June 30, 1996, Oxford's audited financial statements reflected that current liabilities exceeded current assets by approximately $1,012,000. On August 29, 1996, the Board of Directors of Oxford approved conversion of accounts payable in the amount of $757,751 into warrants to purchase 1,426,490 shares of Oxford common stock and to conversion of note payable debt of $189,779 into 357,286 shares of newly issued common stock of Oxford.

Note 8 -  GOING CONCERN

          As of June 30, 1996, the Company's current liabilities exceeded its current assets by approximately $573,000. This factor, as well as the Company's lack of profitability, create an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is in the process of reorganizing its management structure and negotiating agreements with affiliates to reduce operating expenses. The pending merger explained in Note 7 will allow the Company to diligently seek new capital from a broader range of sources. The Company's continued existence is dependent upon its ability to generate sufficient cash flows and capital to meet its regulatory and operating needs.

                                  [Letterhead]


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
and Shareholders of Safety & Fatigue Consultants International, Inc.

We have audited the accompanying balance sheet of Safety & Fatigue Consultants International, Inc. (a development stage company) as of June 30, 1996, and the related statements of operations, stockholder's equity and cash flows for the four months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Safety & Fatigue Consultants International, Inc. (a development stage company) as of June 30, 1996, and the results of its operations and its cash flows for the four months ended June 30, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered a loss from operations and has a net working capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ CHESHIER & FULLER, L.L.P.

                                        CHESHIER & FULLER, L.L.P.

Dallas, Texas
September 6, 1996

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF FINANCIAL POSITION
                                  JUNE 30, 1996


CURRENT ASSETS
   Cash                                                                $     52
   Accounts receivable                                                    2,747
                                                                       --------

      Total current assets                                                2,799

FURNITURE AND EQUIPMENT, net of
   accumulated depreciation of $ 146                                      2,118
                                                                       --------

TOTAL ASSETS                                                           $  4,917
                                                                       --------
                                                                       --------

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Accounts payable                                                    $ 10,030
   Accounts payable - affiliates                                         45,422
                                                                       --------

      Total current liabilities                                          55,452
                                                                       --------

Total liabilities                                                        55,452

STOCKHOLDER'S EQUITY

Common Stock, par value $  1.00 per share;
   authorized 100,000 shares; issued and
   outstanding 1,000 shares                                               1,000

Subscription receivable                                                  (1,000)
Deficit accumulated during
   the development stage                                                (50,535)
                                                                       --------

Total stockholder's equity                                              (50,535)
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                             $  4,917
                                                                       --------
                                                                       --------


   The accompanying notes are an integral part of these financial statements.
                                     Page 2

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                     FOR THE FOUR MONTHS ENDED JUNE 30, 1996


REVENUES

   Consulting revenue                                                  $  2,747
                                                                       --------

EXPENSES

   Advertising                                                              192
   Automobile                                                             1,517
   Business promotion                                                     3,485
   Consulting fees                                                       12,885
   Dues and Subscriptions                                                   440
   Depreciation                                                             146
   Insurance                                                                228
   Legal and professional                                                   414
   Meals                                                                    433
   Research and development                                              20,476
   Supplies                                                                 488
   Travel                                                                12,254
   Other                                                                    325
                                                                       --------

                                                                         53,283
                                                                       --------

Net income (loss) before income taxes                                   (50,536)

Provision for income taxes                                                - 0 -
                                                                       --------

NET INCOME (LOSS)                                                      $(50,536)
                                                                       --------
                                                                       --------


   The accompanying notes are an integral part of these financial statements.
                                     Page 3

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                     FOR THE FOUR MONTHS ENDED JUNE 30, 1996


                                                           Deficit
                                                          accumulated
                                                          during the
                                Common     Subscription   development
                                Stock       receivable       stage           Total
                            ------------   ------------   ------------   ------------
Balance, March 1, 1996      $        -0-   $        -0-   $        -0-   $        -0-

Issuance of common stock
 (1,000 shares)                    1,000         (1,000)           -0-            -0-

Net income (loss)                    -0-            -0-        (50,536)       (50,536)
                            ------------   ------------   ------------   ------------

Balance, June 30, 1996      $      1,000   $     (1,000)  $    (50,536)  $    (50,536)
                            ------------   ------------   ------------   ------------
                            ------------   ------------   ------------   ------------


   The accompanying notes are an integral part of these financial statements.
                                     Page 4

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                     FOR THE FOUR MONTHS ENDED JUNE 30, 1996


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                 $  (50,536)
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation                                                          146
   Changes in operating assets and liabilities:
      Increase in accounts receivable                                    (2,747)
      Increase in accounts payable                                       10,030
      Increase in accounts payable - affiliates                          45,422
                                                                     ----------

      Net cash provided (used) by operating activities                    2,315
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                                 (2,263)
                                                                     ----------

      Net cash provided (used)by investing activities                    (2,263)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES

      Net cash provided (used) by financing activities                     - 0-
                                                                     ----------

Net increase (decrease) in cash                                              52

Cash at beginning of period                                                 -0-
                                                                     ----------

Cash at end of period                                                $       52
                                                                     ----------
                                                                     ----------

               SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during year for interest                                   $      -0-
                                                                     ----------
                                                                     ----------

Cash paid during year for income taxes                               $      -0-
                                                                     ----------
                                                                     ----------


   The accompanying notes are an integral part of these financial statements.
                                     Page 5

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996


Note 1 -  SIGNIFICANT ACCOUNTING POLICIES

          ORGANIZATION AND OPERATIONS

          Safety & Fatigue Consultants International, Inc. (the "Company") was organized during March, 1996, under the laws of the state of Texas. The Company is engaged in providing consultation services and training materials on safety and fatigue of truck drivers.

          The Company's organization costs and various expenses necessary to initiate the operation were financed through GJT Investments and Rx Staffing. These transactions are properly recorded as accounts payable to affiliates.

          ACCOUNTING ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue
          and expenses during the reporting period.   Actual results could
          differ from estimates.

          FURNITURE AND EQUIPMENT

          Furniture and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the related cost and any accumulated depreciation are removed from the accounts and any gain or loss is included in income. Significant additions and betterments are capitalized.

          DEPRECIATION

          Depreciation is computed using the straight line method over the estimated useful lives of the assets.

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996

Note 1 -  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

          INCOME TAXES

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes represent future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled.

          SUBSCRIPTION RECEIVABLE

          As of June 30, 1996, the legal minimum capital of $1,000 had not been contributed. The offsetting receivable is on an open account which has been reflected as a reduction of stockholder's equity.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying values of financial instruments reported on the Company's statement of financial position approximate fair value.

Note 2 -  DEVELOPMENT STAGE OPERATION

          Operations as of June 30, 1996 were devoted primarily to raising capital, research and development. Through that date, the Company was operating as a development stage company.

Note 3 -  INCOME TAXES

          During the four months ended June 30, 1996, the Company incurred a net operating loss which can be carried forward to offset future taxable income. This loss carry forward expires in fifteen years. The major book and tax difference was as follows:

          Net loss per financial statement                       $  (50,536)
          Book and tax differences                                      -0-
                                                                 ----------
          Net taxable loss available to offset
            future taxable income                                $  (50,536)
                                                                 ----------
                                                                 ----------

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996


Note 3-   INCOME TAXES, CONTINUED

          The deferred tax benefit associated with the $50,536 net operating loss is comprised of the following:

          Deferred tax asset                                     $   20,214
          Deferred tax valuation allowance                          (20,214)
                                                                 ----------

          Net deferred tax asset                                 $      -0-
                                                                 ----------
                                                                 ----------

          Income tax benefit of net loss at estimated
          statutory rates                                        $   20,214

          Increase in tax valuation allowance                       (20,214)
                                                                 ----------

          Provision for income taxes                             $      -0-
                                                                 ----------
                                                                 ----------

Note 5 -  PENDING MERGER

          Effective June 21, 1996, and amended August 20, 1996, the Company entered into an exchange agreement with Oxford Capital Corp. ("Oxford"). Under that agreement, Oxford is to issue 23,293,005 new shares and 1,863,440 warrants of Oxford to the sole stockholder of the Company in exchange for 100% of the issued and outstanding shares of the Company.

          Effective June 21, 1996, and amended August 20, 1996, Rx Staffing Corp. ("Rx"), an affiliate, entered into a parallel exchange agreement with Oxford. Under that agreement, Oxford is to issue 4,108,601 new shares and 465,840 warrants of Oxford to the sole stockholder of the Company in exchange for 100% of the issued and outstanding shares of Rx.

          As of June 30, 1996, Oxford's audited financial statements reflected that current liabilities exceeded current assets by approximately $1,012,000. On August 29, 1996, the Board of Directors of Oxford approved conversion of accounts payable in the amount of $757,751 into warrants to purchase 1,426,490 shares of Oxford common stock and to conversion of note payable debt of $189,779 into 357,286 shares of newly issued common stock of Oxford.

                SAFETY & FATIGUE CONSULTANTS INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1996


Note 6 -  GOING CONCERN

          As of June 30, 1996, the Company's current liabilities exceeded its current assets by approximately $52,653. This factor, as well as the Company's lack of profitability, create an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management is in the process of negotiating agreements with prospective customer, which they anticipate will create substantial revenues. The pending merger explained in Note 5 will allow the Company to diligently seek new capital from a broader range of sources. The Company's continued existence is dependent upon its ability to generate sufficient cash flows and capital to meet its regulatory and operating needs.

                              OXFORD CAPITAL CORP.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     The following unaudited pro forma condensed combined financial information reflects (i) the acquisition of Rx Staffing Corp. ("Rx Staffing") by Oxford Capital Corp. ("Oxford") for 4,108,601 shares of common stock, 232,930 warrants exercisable at $2.00 per share and 232,930 warrants exercisable at $3.00 per share, (ii) the acquisition of Safety & Fatigue Consultants International, Inc. ("S&FCI") by Oxford for 23,293,005 shares of common stock, 931,720 warrants exercisable at $2.00 per share and 931,720 warrants exercisable at $3.00 per share, (iii) the conversion of $757,751 of accounts payable into warrants exercisable at $.5312 per share, and (iv) the conversion of notes payable in the amount of $150,000 plus accrued interest into 357,453 shares of common stock.

     The historical information of Oxford, Rx Staffing and S&FCI as of June 30, 1996 have been derived from the respective companies financial statements included elsewhere herein. The pro forma financial information should be read in conjunction with the accompanying notes thereto and with the financial statements of Oxford, Rx Staffing and S&FCI.

     Pro forma statements of operations have been omitted as Oxford had no operations during the period, other than its efforts to identify and acquire an operating business, and pro forma operating results would have been substantially identical to the combined operating results of Rx Staffing and S&FCI.

     The pro forma condensed combined financial information does not purport to be indicative of the financial position which would have existed had the acquisitions been consummated as of the date indicated and should not be construed as representative of future financial position. In management's opinion, all adjustments necessary to reflect the effects of the acquisition have been made.

                              OXFORD CAPITAL CORP.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1996
                                   (Unaudited)
                                 (in thousands)


                                            Rx Staffing         S&FCI          Oxford    Adjustments      Pro Forma
                                            -----------         -----          ------    -----------      ---------
ASSETS

Cash                                            $     3        $     -        $     1                       $     4
Accounts receivable                                  64              3              -                            67
Accrued payroll receivable                          348              -              -                           348
                                                -------        -------        -------        -------        -------

    Total current assets                            415              3              1                           419

Fixed assets, net                                    19              2              -                            21

Other assets                                      1,063              -              -                         1,063
                                                -------        -------        -------        -------        -------

    Total assets                                $ 1,497        $     5         $    1        $              $ 1,503
                                                -------        -------        -------        -------        -------
                                                -------        -------        -------        -------        -------


                                                LIABILITIES AND SHAREHOLDERS' EQUITY

Bank overdraft                                    $ 384              -              -                           384
Accounts payable and
 accrued expenses                                   586             55            823          ( 758)(a)        706
Loans payable                                         -              -            190          ( 190)(b)          -
Current portion of long
 term debt                                           18              -              -                            18
                                                -------        -------        -------        -------        -------

    Total current
     liabilities                                    988             55          1,013          ( 948)         1,108

Long term debt                                      509              -              -                           509

Shareholders' Equity:
 Common Stock                                         1              1              5              1 (b)         33
                                                                                                  25 (c)
 Additional paid in capital                          99              -            350            758 (a)          4
                                                                                                 189 (b)
                                                                                             ( 1,392)(c)
 Subscription receivable                              -            ( 1)             -                           ( 1)
 Accumulated deficit                                (99)           (51)       ( 1,367)         1,367 (c)       (150)
                                                -------        -------        -------        -------        -------
                                                      1            (51)       ( 1,012)           948           (114)
                                                -------        -------        -------        -------        -------
   Total shareholders'
   equity and liabilities                       $ 1,497        $     5        $     1        $              $ 1,503
                                                -------        -------        -------        -------        -------
                                                -------        -------        -------        -------        -------

                              OXFORD CAPITAL CORP.

               NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1996


1. The pro forma condensed combined balance sheet of Oxford Capital Corp. reflects the acquisition of Rx Staffing and S&FCI by Oxford as if said acquisition had occurred as of June 30, 1996. Such acquisitions involved the issuance of approximately 27.4 million shares of Oxford common stock, representing approximately 84% of the post-acquisition outstanding shares of Oxford, in exchange (the "Exchange") for 100% of the outstanding stock of Rx Staffing and S&FCI. The Exchange will be accounted for as a purchase with Oxford considered the acquired company.

2 The pro forma balance sheet information reflects the combination of the assets, liabilities and shareholders equity of Oxford, Rx Staffing and S&FCI and adjustments for the following items:

     (a)  Accounts payable and accrued expenses             $   758
               Additional paid-in capital                               $   758

          Adjustment to reflect conversion of certain accounts payable and accrued expenses of Oxford into warrants of Oxford

     (b)  Notes payable                                     $   190
               Common stock                                             $     1
               Additional paid in capital                               $   189

          Adjustment to reflect conversion of notes payable in the amount of $150,000 plus accrued interest totaling $39,879 into 357,453 shares of common stock of Oxford

     (c)  Additional paid in capital                        $ 1,392
               Accumulated deficit                                      $ 1,367
               Common stock                                             $    25

          Adjustment to record the issuance of 4,108,601 shares of Oxford common stock to the stockholders of Rx Staffing and 23,293,005 shares of Oxford common stock to the stockholders of S&FCI upon the Exchange and the elimination of Oxford's accumulated deficit